Exhibit 99.1
Energy Focus, Inc. Reports Third Quarter 2025 Financial Results
SOLON, Ohio, November 12, 2025 -- Energy Focus, Inc. (NASDAQ:EFOI), a leader in energy-efficient lighting and control system products for the commercial market and military maritime market (“MMM”), today announced financial results for its third quarter ended September 30, 2025.
Third Quarter 2025 Financial Highlights:
•Net sales of $0.8 million, decreased 30.9% compared to the third quarter of 2024, reflecting a decrease of $0.2 million, or 26.6% in military sales period-over-period and a decrease of $0.1 million, or 42.3% in commercial sales. Sequentially, net sales decreased by 27.7%, primarily reflecting a $0.6 million decrease in commercial sales, partially offset by a $0.3 million increase in military sales, as compared to the second quarter of 2025. The decrease in commercial sales was primarily driven by the effects of weakened economy and high inflation, which led to fluctuation in market demand and the market trend of pricing.

•Gross profit margin of 17.8% was down from 15.7% in the third quarter of 2024 and 12.9% in the second quarter of 2025. The decrease from the third quarter of 2024 was primarily driven by a reduction in costs, including reduced use of temporary outside labor and lower fixed expenses such as subscription fee and rent expense for production.

•Loss from operations of $0.2 million, compared to a loss from operations of $0.4 million in the third quarter of 2024 and a loss from operations of $0.2 million in the second quarter of 2025.
•Net loss of $0.2 million, or $(0.03) per basic and diluted share of common stock, compared to a net loss of $0.3 million, or $(0.06) per basic and diluted share of common stock, in the third quarter of 2024. In the second quarter of 2025, net loss was $0.2 million, or $(0.04) per basic and diluted share of common stock.
•Cash was $0.9 million as of September 30, 2025, compared to $0.6 million and $0.8 million as of December 31, 2024 and September 30, 2024, respectively. There has been no significant change in cash balance during the period.
•On August 15, 2025, the Company entered into a securities purchase agreement with its Chief Executive Officer, Mr. Chiao Chieh (Jay) Huang, pursuant to which the Company agreed to issue and sell in a private placement an aggregate of 264,550 shares of the Company’s common stock, par value $0.0001 per share, for a purchase price per share of $1.89, totaling approximately $500 thousand (the “August 2025 Private Placement”). The purchase price was higher than the closing price of the Company’s common stock on the Nasdaq Stock Market LLC on the date of the agreement. The transactions with our CEO were approved by our independent directors after consideration of the terms and fairness to the Company. Additional details regarding the August 2025 Private Placement are available in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 19, 2025.
•On June 19, 2025, the Company entered into a securities purchase agreement with its Chief Executive Officer, Mr. Chiao Chieh (Jay) Huang, pursuant to which the Company agreed to issue and sell in a private placement an aggregate of 110,497 shares of the Company’s common stock, par value $0.0001 per share, for a purchase price per share of $1.81, totaling approximately $200 thousand (the “June 2025 Private Placement”). The purchase price was higher than the closing price of the Company’s common stock on the Nasdaq Stock Market LLC on the date of the agreement. The transactions with our CEO were approved by our independent directors after
32000 Aurora Road, Solon, OH 44139    •    www.energyfocus.com    •    800.327.7877

consideration of the terms and fairness to the Company. Additional details regarding the June 2025 Private Placement are available in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 23, 2025.
•On March 27, 2025, the Company entered into a securities purchase agreement with its Chief Executive Officer, Mr. Chiao Chieh (Jay) Huang, pursuant to which the Company agreed to issue and sell in a private placement an aggregate of 103,627 shares of the Company’s common stock, par value $0.0001 per share, for a purchase price per share of $1.93, totaling approximately $200 thousand (the “March 2025 Private Placement”). The purchase price was higher than the closing price of the Company’s common stock on the Nasdaq Stock Market LLC on the date of the agreement. The transactions with our CEO were approved by our independent directors after consideration of the terms and fairness to the Company. The March 2025 Private Placement closed on March 31, 2025. Additional details regarding the March 2025 Private Placement are available in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 1, 2025.
Third Quarter 2025 Financial Results:
Net sales of $0.8 million for the third quarter of 2025 decreased $0.4 million, or 30.9%, compared to net sales of $1.2 million in the third quarter of 2024, primarily due to a decrease in MMM product sales of $0.2 million, or 26.6% and a decrease in commercial sales of $0.1 million, or 42.3%, driven by ongoing federal budget uncertainties and the effects of weakened economy and high inflation, which led to fluctuation in market demand and the market trend of pricing. Sequentially, net sales were down 27.7% compared to $1.1 million in the second quarter of 2025.

Gross profit margin was $0.1 million, or 17.8% of net sales, for the third quarter of 2025 compares with gross loss of $0.2 million, or 15.7% of net sales, in the third quarter of 2024. The period-over-period change in gross profit was driven mainly by a more favorable product mix, partially offset by higher tariff charges on imported goods, resulting in a slight decrease in gross profit dollars while improving gross margin.

Gross profit of $0.1 million, or 17.8% of net sales, for the third quarter of 2025 compares with gross profit of $0.1 million, or 12.9% of net sales, in the second quarter of 2025. The quarter-over-quarter change in gross profit was driven mainly by a more favorable product mix compared to a lower-margin UPS project in Taiwan during the second quarter.

Adjusted gross margin, as defined under “Non-GAAP Measures” below, was 27.2% for the third quarter of 2025, compared to 24.5% in the third quarter of 2024, primarily due to higher variable margins during the third quarter of 2024. Sequentially, this is comparable to adjusted gross margin of 16.7% in the second quarter of 2025.
Operating loss was $0.2 million for the third quarter of 2025, an improvement of $0.2 million and over operating loss of $0.4 million in the third quarter of 2024, and comparable to $0.2 million in the second quarter of 2025. Net loss was $0.2 million, or $(0.03) per basic and diluted share of common stock, for the third quarter of 2025, compared with a net loss of $0.3 million, or $(0.06) per basic and diluted share of common stock, in the third quarter of 2024. Sequentially, this compares with a net loss of $0.2 million, or $(0.04) per basic and diluted share of common stock, in the second quarter of 2025.
Adjusted EBITDA, as defined under “Non-GAAP Measures” below, was a loss of $0.1 million for the third quarter of 2025, compared with a loss of $0.4 million in the third quarter of 2024 and a loss of $0.3 million in the second quarter of 2025. The improved adjusted EBITDA loss in the third quarter of 2025, as compared to the third quarter of 2024, was primarily driven by higher variable margins.
32000 Aurora Road, Solon, OH 44139    •    www.energyfocus.com    •    800.327.7877

Net cash used in operating activities was $0.5 million for the nine months ended September 30, 2025. The net loss for the nine months ended September 30, 2025 was $0.7 million and was adjusted for non-cash items, including depreciation and amortization, stock-based compensation, provisions for inventory, warranty, and accounts receivable reserves and working capital changes. During the nine months ended September 30, 2025, minor adjustments included a $0.1 million change in accounts receivable caused by specific timing of collecting accounts receivable and a $0.2 million change in inventory.
About Energy Focus
Energy Focus is an industry-leading innovator of sustainable light-emitting diode (“LED”) lighting and lighting control technologies and solutions. As the creator of the first flicker-free LED lamps, Energy Focus develops high quality LED lighting products and controls that provide extensive energy and maintenance savings, as well as aesthetics, safety, health and sustainability benefits over conventional lighting. Energy Focus is headquartered in Solon, Ohio. For more information, visit our website at www.energyfocus.com. The Company routinely posts important updates on its website.
32000 Aurora Road, Solon, OH 44139    •    www.energyfocus.com    •    800.327.7877

Forward-Looking Statements:
This press release contains information about the Company’s view of its future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to raise additional funding, its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the successful integration of acquired companies, technologies and assets into its portfolio of products and services, marketing and other business development initiatives, competition in the industry, general government regulation, economic conditions, dependence on key personnel, the ability to attract, hire and retain personnel who possess the technical skills and experience necessary to meet the requirements of its clients, and its ability to protect its intellectual property. The Company encourages you to review other factors that may affect its future results in the Company’s annual reports and in its other filings with the Securities and Exchange Commission.
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Investor Contact:
Chiao Chieh (Jay) Huang
Chief Executive Officer
(800) 327-7877
32000 Aurora Road, Solon, OH 44139    •    www.energyfocus.com    •    800.327.7877

Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
Current assets:
Cash	$897	$565
Trade accounts receivable, less allowances of $39 and $15, respectively	665	804
Inventories, net	3,012	3,263
Prepayments to vendors	50	356
Prepaid and other current assets	190	157
Total current assets	4,814	5,145

Property and equipment, net	106	90
Operating lease, right-of-use asset	277	377
Total assets	$5,197	$5,612

LIABILITIES
Current liabilities:
Accounts payable	$325	$970
Accounts payable - related party	1,002	909
Accrued liabilities	214	90
Accrued legal and professional fees	55	54
Accrued payroll and related benefits	71	148
Accrued sales commissions	12	15
Accrued warranty reserve	87	118
Operating lease liabilities	157	139
Total current liabilities	1,923	2,443
(continued on next page)
32000 Aurora Road, Solon, OH 44139    •    www.energyfocus.com    •    800.327.7877

Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2025	December 31, 2024
	(Unaudited)

Operating lease liabilities, net of current portion	134	254
Total liabilities	2,057	2,697

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, par value $0.0001 per share:
Authorized: 5,000,000 shares (3,300,000 shares designated as Series A Convertible Preferred Stock) at September 30, 2025 and December 31, 2024
Issued and outstanding: 876,447 at September 30, 2025 and December 31, 2024	—	—
Common stock, par value $0.0001 per share:
Authorized: 50,000,000 shares at September 30, 2025 and December 31, 2024
Issued and outstanding: 5,739,415 at September 30, 2025 and 5,260,741 at December 31, 2024	1	1
Additional paid-in capital	158,710	157,814
Accumulated other comprehensive loss	(3)	(3)
Accumulated deficit	(155,568)	(154,897)
Total stockholders' equity	3,140	2,915
Total liabilities and stockholders' equity	$5,197	$5,612

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Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three months ended			Nine months ended September 30,
	September 30, 2025	June 30, 2025	September 30, 2024	2025	2024
Net sales	$826	$1,143	$1,196	$2,585	$3,582
Cost of sales	679	996	1,008	2,097	3,148
Gross profit	147	147	188	488	434

Operating expenses:
Product development	82	74	137	206	405
Selling, general, and administrative	240	297	449	949	1,583
Total operating expenses	322	371	586	1,155	1,988
Loss from operations	(175)	(224)	(398)	(667)	(1,554)

Other expenses (income):
Interest expense	—	—	—	—	5
Interest income	—	(1)	—	(1)	—
Gain on debt extinguishment	—	—	—	—	(187)
Gain on partial lease termination	—	—	(63)	—	(63)
Gain on disposal of fixed assets	(3)	—	—	(3)	—
Other income	—	—	(26)	—	(30)
Other expenses	—	8	7	8	9

Net loss	$(172)	$(231)	$(316)	$(671)	$(1,288)

Net loss per common share - basic and diluted:
Net Loss	$(0.03)	$(0.04)	$(0.06)	$(0.12)	$(0.27)

Weighted average shares of common stock outstanding:
Basic and diluted	5,610	5,379	5,261	5,420	4,840

32000 Aurora Road, Solon, OH 44139    •    www.energyfocus.com    •    800.327.7877

Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three months ended			Nine months ended September 30,
	September 30, 2025	June 30, 2025	September 30, 2024	2025	2024
Cash flows from operating activities:
Net loss	$(172)	$(231)	$(316)	$(671)	$(1,288)
Adjustments to reconcile net loss to net cash used in operating activities:
Foreign exchange loss (gain)	27	(45)	—	(18)	—
Loss on settlement of vendor obligations	—	8	—	8	—
Gain on debt extinguishment	—	—	—	—	(187)
Gain on partial lease termination	—	—	(63)	—	(63)
Depreciation	9	10	9	28	28
Gain on disposal of fixed assets	(3)	—	—	(3)	—
Stock-based compensation	—	—	1	(4)	2
Provision for credit losses and sales return	(46)	71	6	18	(70)
Provision for slow-moving and obsolete inventories	78	44	105	136	330
Provision for warranties	(1)	3	1	(31)	(32)
Amortization of loan discounts and origination fees	—	—	—	—	5
Changes in operating assets and liabilities:
Accounts receivable	310	(414)	(100)	119	1,097
Inventories	(337)	85	(35)	(236)	388
Prepayments to vendors	(2)	197	14	(18)	29
Prepaid and other assets	(51)	2	4	(33)	(55)
Accounts payable	90	—	98	27	177
Accounts payable - related party	19	31	163	93	(1,248)
Accrued and other liabilities	24	26	(104)	45	(130)
Operating lease - ROU and liabilities	—	(2)	(50)	(2)	(26)
Total adjustments	117	16	49	129	245
Net cash used in operating activities	(55)	(215)	(267)	(542)	(1,043)
Cash flows from investing activities:
Acquisitions of property and equipment	(49)	—	(19)	(54)	(19)
Proceeds from the sale of property and equipment	13	—	—	13	—
Net cash used in investing activities	(36)	—	(19)	(41)	(19)
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32000 Aurora Road, Solon, OH 44139    •    www.energyfocus.com    •    800.327.7877

Condensed Consolidated Statements of Cash Flows - continued
(in thousands)
(unaudited)

	Three months ended			Nine months ended September 30,
	September 30, 2025	June 30, 2025	September 30, 2024	2025	2024
Cash flows from financing activities:
Issuance of common stock	500	200	—	900	851
Payments on the 2022 Streeterville Note	—	—	—	—	(1,000)
Net cash provided by (used in) financing activities	500	200	—	900	(149)

Effect of exchange rate changes on cash	(11)	26	—	15	—

Net increase (decrease) in cash	398	11	(286)	332	(1,211)
Cash, beginning of period	499	488	1,105	565	2,030
Cash, end of period	$897	$499	$819	$897	$819

Supplemental information:
Cash paid in year for interest	$—	$—	$—	$—	$5

Non-cash investing and financing activities:
Debt-to-equity exchange transactions	$—	$—	$—	$—	$591
Acquisition of property and equipment through accounts payable	—	34	—	39	—

32000 Aurora Road, Solon, OH 44139    •    www.energyfocus.com    •    800.327.7877

Sales by Product
(in thousands)
(unaudited)

	Three months ended			Nine months ended September 30,
	September 30, 2025	June 30, 2025	September 30, 2024	2025	2024
Net sales:
Commercial products	$202	$773	$350	$1,178	$1,004
MMM products	621	348	846	1,382	2,578
Setup Service	3	22	—	25	—
Total net sales	$826	$1,143	$1,196	$2,585	$3,582

Non-GAAP Measures
In addition to the results in this release that are presented in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”), we provide certain non-GAAP measures, which present operating results on an adjusted basis. These non-GAAP measures are supplemental measures of performance that are not required by or presented in accordance with U.S. GAAP and, include:
•adjusted EBITDA, which we define as net income (loss) before giving effect to financing charges, income taxes, non-cash depreciation, stock non-cash compensation, accrued incentive compensation, non-routine charges to other income or expense; and
•adjusted gross margins, which we define as our gross profit margins during the period without the impact from excess and obsolete, in-transit and net realizable value inventory reserve movements that do not reflect current period inventory decisions.
We believe that our use of these non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on U.S. GAAP results and relative to other companies within the industry by isolating the effects of items that may vary from period to period without correlation to core operating performance or that vary widely among similar companies, and to assess liquidity, cash flow performance of the operations, and the product margins of our business relative to our U.S. GAAP results and relative to other companies in the industry by isolating the effects of certain items that do not have a current period impact. However, our presentation of these non-GAAP measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. Further, there are limitations on the use of these non-GAAP measures to compare our results to other companies within the industry because they are not necessarily standardized or comparable to similarly titled measures used by other companies. We believe that the disclosure of these non-GAAP measures is useful to investors as they form part of the basis for how our management team and Board of Directors evaluate our operating performance.
Adjusted EBITDA and adjusted gross margins do not represent cash generated from operating activities in accordance with U.S. GAAP, are not necessarily indicative of cash available to fund cash needs and are not intended to and should not be considered as alternatives to cash flow, net income and gross profit margins, respectively, computed in accordance with U.S. GAAP as measures of liquidity or operating performance. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP are provided below for total adjusted EBITDA and adjusted gross margins, respectively.

32000 Aurora Road, Solon, OH 44139    •    www.energyfocus.com    •    800.327.7877

	Three months ended			Nine months ended September 30,
(in thousands)	September 30, 2025	June 30, 2025	September 30, 2024	2025	2024
Net loss	$(172)	$(231)	$(316)	$(671)	$(1,288)
Interest expense	—	—	—	—	5
Interest income	—	(1)	—	(1)	—
Gain on debt extinguishment	—	—	—	—	(187)
Gain on partial lease termination	—	—	(63)	—	(63)
Gain on disposal of fixed assets	(3)	—	—	(3)	—
Foreign exchange gain	27	(45)	—	(18)	—
Other income	—	—	(26)	—	(30)
Depreciation	9	10	9	28	28
Stock-based compensation	—	—	1	(4)	2
Adjusted EBITDA	$(139)	$(267)	$(395)	$(669)	$(1,533)

	Three Months Ended
(in thousands)	September 30, 2025		June 30, 2025		September 30, 2024
	($)	(%)	($)	(%)	($)	(%)
Net sales	$826		$1,143		$1,196
Actual gross profit	$147	17.8%	$147	12.9%	$188	15.7%
Excess and obsolete, in-transit and net realizable value inventory reserve changes, net of scrap write-off for inventory reduction	78	9.4%	44	3.8%	105	8.8%
Adjusted gross profit	$225	27.2%	$191	16.7%	$293	24.5%

32000 Aurora Road, Solon, OH 44139    •    www.energyfocus.com    •    800.327.7877